UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2005
SanDisk Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26734	77-0191793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court, Sunnyvale, California 94089

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 542-0500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
SIGNATURES

ITEM 8.01 OTHER EVENTS.
     On December 5, 2005, the United States International Trade Commission issued an order in Investigation No. 337-TA-526, entitled “Notice of Commission Decision to Review in Part an Initial Determination, and on Review, to Take No Position Concerning Certain Validity Issues and to Affirm the Administrative Law Judge’s Determination that there is No Violation of Section 337; Termination of Investigation.” The Commission order affirmed the prior October 19, 2005 finding by an Administrative Law Judge that certain STMicroelectronics NAND flash memory chips did not infringe three claims of SanDisk Corporation’s United States Patent 5,172,338. The Commission order stated that the United States International Trade Commission did not take any position relating to the issues of anticipation and obviousness. The Commission order terminated the ITC case between SanDisk and STMicroelectronics. SanDisk intends to appeal the ITC order and finding of non-infringement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SanDisk Corporation

Date: December 6, 2005	By:		/s/ Judy Bruner

		Name:	Judy Bruner
		Title:	Executive Vice President and Chief
Financial Officer (Principal Financial and Accounting Officer)